Exhibit 10.5

Award Number:
HEARTFLOW, INC.
2025 PERFORMANCE INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD

You (the “Grantee”) have been granted an award of Restricted Stock Units (the “Award”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Name of Grantee:	[________]

Total Number of Restricted Stock Units Awarded:	[________]

Grant Date:	[●], 2025

Vesting Commencement Date:	[●], 2025

Vesting Schedule:	[Vesting schedule to be inserted], subject in each case to continued employment or service through the applicable vesting date.
______________________________________________________________________________
By your signature and the Corporation’s signature below, you and the Corporation agree that the Award is granted under and governed by the terms and conditions of the Corporation’s 2025 Performance Incentive Plan (the “Plan”) and the Terms and Conditions of Restricted Stock Unit Award (the “Terms”), which are attached and incorporated herein by this reference. This Notice of Restricted Stock Unit Award, together with the Terms, will be referred to as your Award Agreement. The Award has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Plan if not defined herein or in the Terms. You acknowledge receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

GRANTEE: __________________________________ Date __________________________________ Signature __________________________________ Print Name	HEARTFLOW, INC.: By: __________________________________ Its: __________________________________

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HEARTFLOW, INC.
2025 PERFORMANCE INCENTIVE PLAN
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

1.Grant of Restricted Stock Units.
(a)    General. These Terms and Conditions of Restricted Stock Unit Award (these “Terms”) apply to a particular restricted stock unit award (the “Award”) if incorporated by reference in the Notice of Restricted Stock Unit Grant (the “Grant Notice”) corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is referred to as the “Grantee.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Grant Date.” The Award was granted under and subject to the Heartflow, Inc. 2025 Performance Incentive Plan (the “Plan”). The number of shares covered by the Award are subject to adjustment under Section 7.1 of the Plan. Capitalized terms are defined in the Plan if not defined herein. The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.
(b)    Restricted Stock Units. As used herein, a “Restricted Stock Unit” is a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent in value to one outstanding share of Common Stock of the Corporation. The Restricted Stock Units shall be used solely as a device for the determination of any payment to eventually be made to the Grantee if and when such Restricted Stock Units vest pursuant to Section 2. The Restricted Stock Units create no fiduciary duty to the Grantee and shall create only a contractual obligation on the part of the Corporation to make payments, subject to vesting and the other terms and conditions hereof, as provided in Section 6 below. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind. No assets have been secured or set aside by the Corporation with respect to the Award and, if amounts become payable to the Grantee pursuant to this Award Agreement, the Grantee’s rights with respect to such amounts shall be no greater than the rights of any general unsecured creditor of the Corporation.
2.Vesting. As set forth in the Grant Notice, this Award shall vest and become earned in percentage installments, subject to earlier termination or acceleration and subject to adjustment as provided in the Award Agreement and in the Plan. The Award may be subject to time and/or performance-based vesting conditions, as set forth in the Grant Notice. Continued employment will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights or benefits in connection with the end of a performance period to the extent the related performance condition(s) are not satisfied.
3.Continuance of Employment/Service Required; No Employment/Service Commitment. The vesting schedule applicable to the Award requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Except as provided in the Grant Notice, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.
Nothing contained in this Award Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she

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is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation. Nothing in this Award Agreement, however, is intended to adversely affect any independent contractual right of the Grantee without his/her consent thereto.
4.Dividend and Voting Rights.
(a)    Limitations on Rights Associated with Units. The Grantee shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 4(b) hereof) and no voting rights with respect to the Restricted Stock Units or any shares of Common Stock issuable in respect of such Restricted Stock Units, until shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.
(b)    Dividend Equivalent Reinvestment. As of each date that the Corporation pays an ordinary cash dividend on its outstanding Common Stock for which the related record date occurs after the Grant Date and prior to the date all Restricted Stock Units subject to the Award have either been paid or have terminated, the Corporation shall credit the Grantee with an additional number of Restricted Stock Units equal to (a) the amount of the ordinary cash dividend paid by the Corporation on a single share of Common Stock on that date, multiplied by (b) the number of Restricted Stock Units subject to the Award outstanding and unpaid as of such record date (including any Restricted Stock Units previously credited under this Section 4(b) and with such total number subject to adjustment pursuant to Section 7.1 of the Plan), divided by (c) the closing price of a share of Common Stock on that date. Any Restricted Stock Units credited pursuant to the foregoing provisions of this Section 4(b) will be subject to the same vesting, payment, termination and other terms, conditions and restrictions as the original Restricted Stock Units to which they relate. No crediting of Restricted Stock Units will be made pursuant to this Section 4(b) with respect to any Restricted Stock Units which, as of the related record date, have either been paid or have terminated.
5.Restrictions on Transfer. Prior to the time the Restricted Stock Units are vested and paid, neither the Restricted Stock Units comprising the Award nor any interest therein or amount payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution.
6.Timing and Manner of Payment of Restricted Stock Units. Except as otherwise provided in the Grant Notice, the Restricted Stock Units subject to this Award Agreement shall be paid in an equivalent number of whole shares of Common Stock (with any fractional Restricted Stock Units credited in respect of the Restricted Stock Units rounded to the nearest whole share) promptly after becoming vested (and in all events not later than the first March 15 following the year in which such Restricted Stock Units became vested) in accordance with the terms hereof. Each such payment of Restricted Stock Units shall be subject to the tax withholding provisions of Section 9 hereof and Section 8.5 of the Plan and subject to adjustment as provided in Section 7.1 of the Plan and shall be in complete satisfaction of such vested Restricted Stock Units. The Grantee or any other person entitled under the Plan to receive a payment of shares of Common Stock shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan.

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7.Effect of Termination of Employment or Services. Except as otherwise provided in the Grant Notice, the Grantee’s Restricted Stock Units shall terminate to the extent such units have not become vested upon the first date the Grantee is no longer employed by or providing services to the Corporation or one of its Subsidiaries, regardless of the reason for the termination of such employment or services, whether with or without cause, voluntarily or involuntarily. The Corporation shall have no obligation as to any Restricted Stock Units that are terminated pursuant to the Grant Notice or this Section 7.
8.Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator will make adjustments if appropriate in the number of Restricted Stock Units contemplated hereby and the number and kind of securities that may be issued in respect of the Award.
9.    Tax Withholding. The Corporation may satisfy any tax withholding obligations in respect of the Restricted Stock Units in accordance with Section 8.5 of the Plan.

10.Notices. Any notice to be given under the terms of this Award Agreement shall be in writing or in an electronic notice approved by the Administrator.
11.Plan. The Award and all rights of the Grantee under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Award Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
12.    Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan.
13.    Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
14.    Effect of this Agreement. Subject to the Corporation’s right to terminate the Award pursuant to Section 7.2 of the Plan, this Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.
15.    Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Photographic or other electronic copies of such signed counterparts may be used in lieu of the originals for any purpose.

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16.Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
17.Clawback Policy. The Restricted Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Restricted Stock Units or any shares of Common Stock or other cash or property received with respect to the Restricted Stock Units (including any value received from a disposition of the shares acquired upon payment of the Restricted Stock Units).
18.    No Advice Regarding Grant. The Grantee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Award (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award and any shares that may be acquired upon payment of the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award. Except for the withholding rights contemplated by Section 9 above and Section 8.5 of the Plan, the Grantee is solely responsible for any and all tax liability that may arise with respect to the Award and any shares that may be acquired upon payment of the Award.
19.Six-Month Delay. Notwithstanding any provision of these Terms to the contrary, if the Grantee is a “specified employee” as defined in Section 409A of the Code, the Grantee shall not be entitled to any payment with respect to the Award in connection with the Grantee’s “separation from service” (as that term is used for purposes of Section 409A of the Code) until the earlier of (a) the date which is six (6) months after the Grantee’s separation from service for any reason other than the Grantee’s death, or (b) the date of the Grantee’s death. Any amounts otherwise payable to the Grantee following the Grantee’s separation from service that are not so paid by reason of this Section 19 shall be paid as soon as practicable for the Corporation (and in all events within thirty (30) days) after the date that is six (6) months after the Grantee’s separation from service (or, if earlier, the date of the Grantee’s death). The provisions of this Section 19 shall only apply if, and to the extent, required to comply with Section 409A of the Code.
20.Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Agreement shall be construed and interpreted consistent with that intent.

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